                                                         Exhibit 10.17
                                                         of Form 10KSB

     SYNTHETECH, INC.                                    PURCHASE
                                                            ORDER
     1290 Industrial Way PO Box 646
     Albany, Oregon 97321
     Ph: 541-967-6575
     FAX: 541-967-9424

The following number must appear on all related
correspondence, shipping papers, and invoices:
P.O. NUMBER:  72412

To:                                     Ship To:
     R.L. Reimers Construction          Not Applicable
     3514 Conser Road, N.E.
     Albany, Oregon 97321
     Ph: 926-7766  FAX: 926-2908

 P.O. DATE    REQUISITIONER    SHIP VIA   F.O.B. POINT        TERMS
June 17, 1996   M.R. McVay       N.A.         N.A.        TO BE DEFINED


 QTY    UNIT                          DESCRIPTION               UNIT PRICE TOTAL

  1      1     Contractor shall provide the labor, equipment and $250000 $250000 materials to perform sitework mobilization for the Synthetech Inc. new facility at 1290 Industrial Way.
               The purchase order will cover the initial phases of the project and work completed against P.O. 72412 will apply to the overall contract to be negotiated by July 3, 1996.

                                                  SUBTOTAL     $250000

                                                 SALES TAX          $0.00

                                     SHIPPING AND HANDLING          $0.00

                                                     OTHER          $0.00

                                                     TOTAL     $250000

1.   Please send two copies of your invoice.

                                             \s\ Mitchell R. McVay
                                        X
                                             Authorized by
                                          Date:  June 17, 1996

                         R.L. REIMERS COMPANY

                          GENERAL CONTRACTORS


May 21, 1996

Synthetech
Production Plant
1290 Industrial Way
Albany, OR  97321

Dear Mitch McVay,

The following is a list of R.L. Reimers Company rental and labor rates:

Labor
     Ronald Reimers      $40.00 per hour
     Project Manager     $38.00 per hour
     Foreman             $36.00 per hour
     Carpenter           $32.00 per hour
     Laborer             $28.50 per hour

                   Day       Week             Month   Operated/hour
Laser Level      $ 25.00  $  100.00        $  250.00
Beam Saw         $ 25.00  $  100.00        $  250.00
Demo Saw         $ 35.00  $  100.00        $  300.00
Uniloader        $120.00  $  400.00        $  900.00
Job Trailer                                $  200.00
Generator 4-5 K  $ 40.00  $  135.00        $  500.00
Generator 6 KW   $ 50.00  $  150.00        $  550.00
580K Backhoe     $220.00  $  700.00        $2,000.00   $ 60.00
Dump Truck                                             $ 50.00
Dump Truck & Trailer                                   $ 60.00
Scissor Lift     $ 90.00  $  250.00        $  800.00
Gator Cart       $ 50.00  $  200.00        $  600.00
Compactor        $ 35.00  $  100.00        $  300.00
Trash Pump       $ 35.00  $  100.00        $  300.00
D5 Dozer         $350.00  $1,350.00        $4,100.00   $ 65.00
E120 Trackhoe    $400.00  $1,400.00        $4,300.00   $ 85.00

Materials and Subcontractors are cost plus 8%.

Terms Net 10 Days


/s/ Ron Reimers

                         R.L. REIMERS COMPANY

                          GENERAL CONTRACTORS


Synthetech project control outline

I.   Budgets

II.  Billings
     A.   Monthly billings
     B.   Invoice copies
     C.   Discounts
     E.   Lien releases

III. Budget Variance analysis and cost to complete

IV.  Standard AGC Contract